[LETTERHEAD OF MERCER MANAGEMENT CONSULTING]

Privileged and Confidential
Prepared for Use of Counsel

                                                                 August 12, 1994

Betty Jo Christian, Esq.
Steptoe & Johnson
1330 Connecticut Avenue, NW
Washington, DC 20036-1795

Dear Betty Jo:

As requested by Betty Jo Christian in her memorandum of July 28, 1994, I am enclosing our estimates of Reproduction Cost New Less Depreciation (RCNLD) for NCRR properties for each of the six scenarios listed in her request. The results of our analysis are summarized in the table immediately below and the assumptions regarding unit reproduction costs, depreciation rates, and other key valuation factors are detailed in the enclosed exhibits.

                           Summary of RCNLD Estimates

                                                      RCNLD     Interest Rental*
                  Scenario                         ($ million)    ($ million)
-----------------------------------------------    -----------  ----------------
1 Land only - 50' ROW                                   40            4.6
2 Land with grading and bridges - 50' ROW              180           20.5
3 Land only - 200' ROW                                 115           13.1
4 Land with grading and bridges - 200' ROW             260           29.6
5 Land with grading, bridges, track and signals
  - 200' ROW                                           400           45.6
6 Land with grading, bridges, track and signals
  - 200' ROW plus yards and shops**                    412           47.0

----------
*     At ICC - determined rail industry composite cost of capital for 1993 of
      11.4%
**    Excludes Linwood Yard with RCNLD of $38 million

                  [LETTERHEAD OF MERCER MANAGEMENT CONSULTING]

Betty Jo Christian, Esq.                                            CONFIDENTIAL
August 12, 1994
Page 2

There are several cautions that need to be mentioned with respect to these estimates. First, while these estimates represent a further refinement of our initial RCNLD work in our September 1993 Preliminary Report, they are still based on a "desktop" analysis of track charts, aerial photographs, and the like and do not include any physical inspection on our part of any of the NCRR properties.

Second, while we believe the estimates to be reasonable for purposes of counsel's assessment of the RCNLD approach, additional work would have to be conducted prior to submission of RCNLD values in any proceeding before the ICC. Such work would include site-specific inspections of track, bridge and grading condition, and site-particular values for real estate. These more detailed on-site sample observations would be used to further refine the desktop estimates and provide a basis for standing reply and cross-examination efforts in any proceeding.

Finally, you will note per Exhibit 5 in the enclosure that approximately $38 million of the nearly $50 million in RCNLD value for yards and shops is attributable to Linwood Yard. This $38 million is the estimated RCNLD for the yard as a whole. To the extent that the NCRR-related portion of the yard is deemed to be only a small portion of the total facility, most of this value would drop from the scenario 6 value.

Per Scott Saylor's request, in his July 28, 1994 memorandum, we have also separately estimated (Exhibit 8) the RCNLD value of the equipment at issue between NCRR and NS to be $30 million. This value presumes replacement of early 20th Century locomotives and cars with their modern-era equivalent at the depreciated rates shown in the exhibit.

We have not taken into account in this analysis the costs to maintain the rail track and related rail facilities on NCRR, leaving this issue open for possible future review.

Sincerely,


/s/ Timothy R. Murphy
------------------------------
Timothy R. Murphy
Principal

Enclosures

cc: Tim Walsh
    Scott Saylor

                                                     ---------------------------
                                                     Privileged and Confidential
                                                     Prepared for Use of Counsel
                                                     ---------------------------

                 Reproduction Cost New Less Depreciation (RCNLD)
                              Summary of Estimates

---------------------------------------------------------------------------------
                                                 Interest Rental  Interest Rental
                                       RCNLD        at 11.4%         at 16.6%
               Scenario(a)          ($ million)  ($ million)(b)   ($ million)(c)
---------------------------------------------------------------------------------

1.  Land Only - 50' ROW                   40            4.6              6.6

2.  Land with grading and bridges
    - 50' ROW                            180           20.5             29.9

2a. Scenario 2 without bridges           161           18.4             26.7

3.  Land only - 200' ROW                 115           13.1             19.1

4.  Land with grading and bridges
    - 200' ROW                           260           29.6             43.2

4a. Scenario 4 without bridges           241           27.5             40.0

5.  Land with grading, bridges,
    track and signals - 200' ROW         400           45.6             66.4

6.  Land with grading, bridges,
    track and signals - 200' ROW
    plus yards and shops(d)              412           47.0             68.4

=================================================================================

(a)   Per Steptoe & Johnson memorandum of July 28, 1994.
(b) ICC-determined rail industry composite cost of capital for 1993 (post tax).
(c) The 11.4% cost of capital on a pre-tax basis using the Federal Statutory tax rate.
(d)   Excludes Linwood Yard with RCNLD of $38 million.

============================================================================== 2

                                                                    CONFIDENTIAL

                                     Summary

        Summary of NCRR Results According to Steptoe & Johnson Categories

Scenario 1. Land Only - 50 Ft ROW

-----------------------------------------------------------------------------------------------------------------------------
                                              Grade X                                                       Shops &
                                 Signals    Protection     Subgrade    Roadway      Bridges        Land      Yards     Total
                         ----------------------------------------------------------------------------------------------------
Charlotte-Greensboro                                                                              $16,865             $16,865
Greensboro-Raleigh                                                                                 $8,647              $8,647
 Subtotal                                                                                         $25,512             $25,512
Raleigh-Morehead City                                                                             $14,974             $14,974
 Total                                                                                            $40,486             $40,486
-----------------------------------------------------------------------------------------------------------------------------

o land values are scaled downward from the values in 3. for 200 ft ROW assuming a minimum constant of $50,000 per mile. For example, the 200 ft ROW value for Charlotte-Greensboro is first reduced by $50,000 per mile ($4.55 million) and then multiplied by 25%, reflecting the 50 ft vs 200 ft ROW. The resulting amount is then added to $4.55 million.

Scenario 2. Land Plus Grading & Bridges- 50 Ft ROW

-----------------------------------------------------------------------------------------------------------------------------
                                              Grade X                                                       Shops &
                                 Signals    Protection     Subgrade    Roadway      Bridges        Land      Yards     Total
                         ----------------------------------------------------------------------------------------------------
Charlotte-Greensboro                                        $55,112                  $10,716     $16,865              $82,693
Greensboro-Raleigh                                          $35,055                   $3,972      $8,647              $47,674
 Subtotal                                                   $90,167                  $14,688     $25,512             $130,367
Raleigh-Morehead City                                       $30,353                   $3,917     $14,974              $49,244
 Total                                                     $120,519                  $18,605     $40,486             $179,611
-----------------------------------------------------------------------------------------------------------------------------

o assuming 95% of grading and 100% of bridges shown in Exhibit 3.

Scenario 3. Land Only - 200 Ft ROW

-----------------------------------------------------------------------------------------------------------------------------
                                              Grade X                                                       Shops &
                                 Signals    Protection     Subgrade    Roadway      Bridges        Land      Yards     Total
                         ----------------------------------------------------------------------------------------------------
Charlotte-Greensboro                                                                             $53,811              $53,811
Greensboro-Raleigh                                                                               $22,288              $22,288
 Subtotal                                                                                        $76,099              $76,099
Raleigh-Morehead City                                                                            $38,596              $38,596
 Total                                                                                          $114,695             $114,695
-----------------------------------------------------------------------------------------------------------------------------

o based on per acre values in Exhibit 1 (times 1.5 for assemblage) and acres shown in Exhibit 2.

                                                                    CONFIDENTIAL

Scenario 4. Land Plus Grading & Bridges- 200 Ft ROW

------------------------------------------------------------------------------------------------------------
                                        Grade X                                           Shops &
                           Signals    Protection  Subgrade   Roadway   Bridges    Land     Yards     Total
                           ---------------------------------------------------------------------------------
Charlotte-Greensboro                               $58,013             $10,716   $53,811            $122,540
Greensboro-Raleigh                                 $36,900              $3,972   $22,288             $63,160
  Subtotal                                         $94,913             $14,688   $76,099            $185,700
Raleigh-Morehead City                              $31,950              $3,917   $38,596             $74,463
  Total                                           $126,863             $18,605  $114,695            $260,163
------------------------------------------------------------------------------------------------------------

o  see Exhibit 3 for grading and bridges assumptions


Scenario 5. Land Plus Grading - 200 Ft ROW- plus Track & Signals

------------------------------------------------------------------------------------------------------------
                                        Grade X                                           Shops &
                           Signals    Protection  Subgrade   Roadway   Bridges    Land     Yards     Total
                           ---------------------------------------------------------------------------------
Charlotte-Greensboro       $11,375      $3,413     $58,013    $77,312  $10,716   $53,811     $0     $214,639
Greensboro-Raleigh                      $2,460     $36,900    $28,700   $3,972   $22,288     $0      $94,320
  Subtotal                 $11,375      $5,873     $94,913   $106,012  $14,688   $76,099     $0     $308,959
Raleigh-Morehead City                   $3,195     $31,950    $14,910   $3,917   $38,596     $0      $92,568
  Total                    $11,375      $9,068    $126,863   $120,922  $18,605  $114,695     $0     $401,527
------------------------------------------------------------------------------------------------------------

o  see Exhibit 4 for signals and track


Scenario 6. Land Plus Grading - 200 Ft ROW- plus Track & Signals & Yards & Shops

------------------------------------------------------------------------------------------------------------
                                        Grade X                                           Shops &
                           Signals    Protection  Subgrade   Roadway   Bridges    Land     Yards     Total
                           ---------------------------------------------------------------------------------
Charlotte-Greensboro       $11,375      $3,413     $58,013    $77,312  $10,716   $53,811  $48,757   $263,396
Greensboro-Raleigh                      $2,460     $36,900    $28,700   $3,972   $22,288     $962    $95,282
  Subtotal                 $11,375      $5,873     $94,913   $106,012  $14,688   $76,099  $49,720   $358,678
Raleigh-Morehead City                   $3,195     $31,950    $14,910   $3,917   $38,596       $0    $92,568
  Total                    $11,375      $9,068    $126,863   $120,922  $18,605  $114,695  $49,720   $451,247
------------------------------------------------------------------------------------------------------------

 o see Exhibit 5 for yards and shops

                                                                    CONFIDENTIAL

                                    Exhibit 1

                            Real Estate Land Values


                               Semi-Urban            Semi-Rural
                           ----------------------------------------
                                    Value Per             Value Per
                           Percent    Acre       Percent    Acre
-------------------------------------------------------------------
Unusable                     0.0%      $100        0.0%      $100
Residential                 10.3%    10,000       10.3%    10,000
Industrial                  58.7%    20,000       10.0%    15,000
Ind'l/Resid                  4.9%    12,000        4.9%    12,000
Low Value Ind'l              6.0%     2,000        6.0%     2,000
Rural                       13.3%     3,000       62.0%     3,000
Comm'l/Ind'l                 3.2%    35,000        3.2%    35,000
Mixed                        3.6%    35,000        3.6%    35,000
  Total                    100.0%    16,262      100.0%     7,475
-------------------------------------------------------------------
Assemblage Factor                       1.5                   1.5
  Grand Total                        24,392                11,212
-------------------------------------------------------------------

                                                                    CONFIDENTIAL

                                    Exhibit 2

                              RCNLD Land Derivation
                             (thousands of dollars)

--------------------------------------------------------------------------------------------------------
                                                        Real Estate - Land
                           ---------------------------------------------------------
                                                  Reproduction                       Assem'age    RCNLD
                           ---------------------------------------------------------   Factor
                                      ROW                            Acre
                           Miles    Width-ft   Acres     Type        Cost     Total
--------------------------------------------------------------------------------------------------------
Charlotte-Greensboro         91       200      2,206   Semi-Urb    $16,262   $35,874   150.0%    $53,811
Greensboro-Raleigh           82       200      1,988   Semi-Rural   $7,475   $14,859   150.0%    $22,288
  Subtotal                  173                4,194                         $50,733             $76,099
Raleigh-Morehead City       142       200      3,442   Semi-Rural   $7,475   $25,731   150.0%    $38,596
  Total                     315                7,636                         $76,464            $114,695
--------------------------------------------------------------------------------------------------------

                                                                    CONFIDENTIAL

                                    Exhibit 3

                            RCNLD Subgrade and Bridge
                             (thousands of dollars)

--------------------------------------------------------------------------------------------------------------------------
                                                Subgrade                                       Bridges
                               -------------------------------------------------------------------------------------------
                                   Reproduction                                   Reproduction
                               --------------------                       ----------------------------
                                Cost per               Depr'n             Length    Cost per              Depr'n
                       Miles      Mile       Total     Percent    RCNLD   in Feet     Foot      Total     Percent   RCNLD
                       ---------------------------------------------------------------------------------------------------
Charlotte-Greensboro     91        $850     $77,350     25.0%    $58,013    7,144    $3,000    $21,432     50.0%   $10,716
Greensboro-Raleigh       82        $600     $49,200     25.0%    $36,900    3,783    $3,000    $11,349     65.0%    $3,972
  Subtotal              173                $126,550              $94,913   10,927              $32,781             $14,688
Raleigh-Morehead City   142        $300     $42,600     25.0%    $31,950    4,352    $3,000    $13,057     70.0%    $3,917
  Total                 315                $169,150             $126,863   15,279              $45,838             $18,605
--------------------------------------------------------------------------------------------------------------------------

o subgrade per mile costs from conversations with Wilbur Smith. Their Winston-Salem route study of 1986 was used as reference.

o bridge feet from NS bridge lists and represent bridges NS maintains. The cost per foot of bridge construction was taken from the Wilbur Smith study.

                                                                    CONFIDENTIAL

                                    Exhibit 4

        RCNLD Derivation Of Signals. Grade Crossing Protection and Track
                             (thousands of dollars)

------------------------------------------------------------------------------------------------------------------------------------
                                    Signals                      Grade Crossing Signals                 Roadway-Main Track
                      --------------------------------------------------------------------------------------------------------------
                         Reproduction                         Reproduction                        Reproduction
                      ------------------                 ----------------------               ---------------------
                            Cost                          No.    Cost                                  Cost
                            per           Depr'n          per     per            Depr'n         Track  per          Depr'n
                      Miles Mile  Total   Percent  RCNLD  Mile Install'n  Total  Percent RCNLD  Miles  Mile   Total Percent   RCNLD
                      --------------------------------------------------------------------------------------------------------------
Charlotte-Greensboro    91  $250 $22,750  50.0%   $11,375   1     $75     $6,825  50.0%  $3,413  147   $700 $103,082 25.0%   $77,312
Greensboro-Raleigh      82                                  1     $75     $6,150  60.0%  $2,460   82   $700  $57,400 50.0%   $28,700
  Subtotal             173       $22,750          $11,375                $12,975         $5,873  229        $160,482        $106,012
Raleigh-Morehead City  142                                  1     $75    $10,650  70.0%  $3,195  142   $700  $99,400 85.0%   $14,910
  Total                315       $22,750          $11 375                $23,625         $9,068  371        $259,882        $120,922
------------------------------------------------------------------------------------------------------------------------------------

o cost per mile consistent with Wilbur Smith estimate of track construction on Winston-Salem line and with Mercer's estimates.

o depreciation rates reflect superior condition of Charlotte-Greensboro line which has a large proportion of new materials in the track structure. The other lines tend to use a larger portion of reuse track materials.

                                                                    CONFIDENTIAL


                                    Exhibit 5

                               RCNLD Yards & Shops
                             (thousands of dollars)

                                                                Yards
                           -------------------------------------------------------------------------------
                            Linwood                Charlotte     Pomona                Raleigh
                           ---------------------------------------------------------------------
                                                    Within       Within                 Within
                           Bldgs Only     Other    200ft ROW    200ft ROW     Other    200ft ROW     Total
----------------------------------------------------------------------------------------------------------
Charlotte-Greensboro         $1,102      $37,460    $2,954        $2,680     $4,560                $48,757
Greensboro-Raleigh                                                                       $962         $962
  Subtotal                   $1,102      $37,460    $2,954        $2,680     $4,560      $962      $49,720
Raleigh-Morehead City                                                                                   $0
  Total                      $1,102      $37,460    $2,954        $2,680     $4,560      $962      $49,720
----------------------------------------------------------------------------------------------------------

o see Exhibits 6 and 7

                                                                    CONFIDENTIAL

                                    Exhibit 6

                          Yard Characteristics Summary


                                        Feet         Total Trk
                          Tracks      per Track     Feet (thous)    Acres

Linwood Yard-total                                      355          300
Class tracks                48           4000           192
Rec/dep                      8          14000           112
Lead                         4           6000            24
Loco servicing               7           2000            14
Rip                          5           1000             5
Misc                         2           4000             8
Class Yd                                                             161
  Length                  5000
  Width                   1400
Loco/Rip                                                              50
  Length                  2700
  Width                    800
Other                                                                 90
  Length                 11200
  Width                    350
Pomona-total                                             79           75
Class tracks                26           2200            57
Rec/dep
Lead                         4           4000            16
Loco servicing
Rip
Misc                         2           3000             6
Class Yd                                                              29
  Length                  3000
  Width                    425
Loco/Rip
  Length
  Width
Other                                                                 46
  Length                  4000
  Width                    500

                                                                    CONFIDENTIAL

                       Exhibit 7

                Yard Value Calculations

                  ------------------------------------------------------------------------------------------------------------
                  Pomona                                      Linwood               Charlotte
                  ------------------------------------------------------------------------------------------------------------
                  Total                 Within 200 ft ROW                           Total                 Within 200 ft ROW
                  ------------------------------------------                        ------------------------------------------
                  Components   Value    Components   Value    Components   Value    Components   Value    Components   Value
                               (000)                 (000)                 (000)                 (000)                 (000)
------------------------------------------------------------------------------------------------------------------------------
Land
   Acres                  75                    32                   300                    12                    12
   Value/Acre        $25,000               $25,000                $3,000               $25,000               $25,000
    Total Land                  $1,880                  $803                  $901                  $298                  $298
------------------------------------------------------------------------------------------------------------------------------
Grading
   Trk Ft(thou)           79                    55                   355                    59                    59
   $ Per Ft               57                    57                    57                    57                    57
    Total Grading               $4,500                $3,150               $20,170                $3,344                $3,344
------------------------------------------------------------------------------------------------------------------------------
Track
   Trk Ft(thou)           79                    55                   355                    59                    59
   $ Per Ft               70                    70                   100                    70                    70
    Total Track                 $4,435                $3,105               $28,400                $3,296                $3,296
------------------------------------------------------------------------------------------------------------------------------
Equipment                                                                   $6,600
------------------------------------------------------------------------------------------------------------------------------
Buildings-Other                                                                  6
  Sq Ft                                                                     21,500
  $/Sq Ft                                                                      $50
   Total Other                                                              $1,075
------------------------------------------------------------------------------------------------------------------------------
Buildings-Rip & Loco                                                             2
  Sq Ft                                                                     42,400
  $/Sq Ft                                                                      $40
   Total Rip & Loco                                                         $1,696
------------------------------------------------------------------------------------------------------------------------------
Total Above                    $10,815                $7,058               $58,842                $6,938                $6,938
------------------------------------------------------------------------------------------------------------------------------
Non Land Subtotal               $8,935                $6,255               $57,941                $6,640                $6,640
------------------------------------------------------------------------------------------------------------------------------
Depreciation                      70.0%                 70.0%                 35.0%                 60.0%                 60.0%
------------------------------------------------------------------------------------------------------------------------------
Non Land After Depre            $2,681                $1,876               $37,662                $2,656                $2,656
------------------------------------------------------------------------------------------------------------------------------
Land                            $1,880                  $803                  $901                  $298                  $298
------------------------------------------------------------------------------------------------------------------------------
  RCNLD                         $4,560                $2,680               $38,563                $2,954                $2,954
------------------------------------------------------------------------------------------------------------------------------
  RCNLD-Bldg Only                                                           $1,102
------------------------------------------------------------------------------------------------------------------------------

UP's Livonia                                                               $58,000

  31 Class tracks

Linwood Extrapolated based on class tracks                                 $89,806


                  ------------------------------------------------
                   Raleigh
                  ------------------------------------------------
                   Total                 Within 200 ft ROW Mile
                  ------------------------------------------------
                   Components   Value    Components   Value
                                (000)                 (000)
------------------------------------------------------------------
Land
   Acres                    9                     9
   Value/Acre         $15,000               $15,000
    Total Land                     $138                  $138
------------------------------------------------------------------
Grading
   Trk Ft(thou)            18                    18
   $ Per Ft                57                    57
    Total Grading                $1,038                $1,038
------------------------------------------------------------------
Track
   Trk Ft(thou)            18                    18
   $ Per Ft                70                    70
    Total Track                  $1,023                $1,023
------------------------------------------------------------------
Equipment
------------------------------------------------------------------
Buildings-Other
  Sq Ft
  $/Sq Ft
   Total Other
------------------------------------------------------------------
Buildings-Rip & Loco
  Sq Ft
  $/Sq Ft
   Total Rip & Loco
------------------------------------------------------------------
Total Above                      $2,199                $2,199
------------------------------------------------------------------
Non Land Subtotal                $2,061                $2,061
------------------------------------------------------------------
Depreciation                       60.0%                 60.0%
------------------------------------------------------------------
Non Land After Depre               $825                  $825
------------------------------------------------------------------
Land                               $138                  $138
------------------------------------------------------------------
  RCNLD                            $962                  $962
------------------------------------------------------------------
  RCNLD-Bldg Only
------------------------------------------------------------------


Note on Linwood buildings and equipment:

The six other buildings include:          1 general yard office 3 floors @ 50ft
                                          x 100ft, 1 misc @ 25ft x 100ft and 4
                                          misc @ 20ft x 50ft

The loco and rip include:                 1 locomotive servicing facility @ 60ft
                                          x 140ft and one rip @ 170ft x 200ft

Equipment includes:                       Includes $1.6 million rip and $2
                                          million loco and $3 million yard

                                                                    CONFIDENTIAL


                                    Exhibit 8

                                  Rolling Stock

                   -------------------------------------------------------------------------------------------------
                                 Locomotives                 Coaches       Frt Cars      Other         Total
                   ----------------------------------------
                   Passgr        Freight       Switcher
--------------------------------------------------------------------------------------------------------------------
Number                       8            12             3            14           123            18
Replacement Each   $ 2,000,000   $ 1,500,000   $ 1,200,000   $ 1,200,000   $    55,000   $    55,000
Replacement Total  $16,000,000   $18,000,000   $ 3,600,000   $16,800,000   $ 6,765,000   $   990,000   $62,155,000
Depre %                   50.0%         50.0%         80.0%         50.0%         50.0%         80.0%
RCNLD              $ 8,000,000   $ 9,000,000   $   720,000   $ 8,400,000   $ 3,382,500   $   198,000   $29,700,500
--------------------------------------------------------------------------------------------------------------------